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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of HTTP Technology, Inc. and Subsidiaries as of December 31, 2000 and the year ended December 31, 2000 and for the period from inception (October 18, 1999) to December 31, 1999 dated April 11, 2001 (and to all references to our Firm) included in this registration statement dated December 26, 2001.

ARTHUR ANDERSEN

London, England
December 26, 2001